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SCHEDULE 13D

CUSIP No. 125-902106	Page 38 of 42 Pages

Exhibit 3

        JOINT FILING AGREEMENT

        In accordance with Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13D with respect to the common stock, par value $.40 per share, of CPI Corp., and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filing. The undersigned further agree that any amendments to such statement on Schedule 13D shall be filed jointly on behalf of each of them without the necessity of entering into additional joint filing agreements.

        The undersigned further agree that each party hereto is responsible for timely filing of such statement on Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein; provided that no party is responsible for the completeness or accuracy of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.

        The undersigned shall not be deemed to admit membership in a group by reason of entering into this Joint Filing Agreement.

        This Joint Filing Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original instrument, but all of such counterparts together shall constitute but one agreement.

SCHEDULE 13D

CUSIP No. 125-902106	Page 39 of 42 Pages

        In evidence thereof the undersigned, being duly authorized, hereby execute this Joint Filing Agreement this 15th day of September, 2003.

KNIGHTSPOINT PARTNERS I, L.P.
By:	Knightspoint Capital Management I LLC
Its:	General Partner
By:	Knightspoint Partners LLC
Its:	Member
By:	/s/ David Meyer Name: David Meyer Title: Managing Member
KNIGHTSPOINT CAPITAL MANAGEMENT I LLC
By:	Knightspoint Partners LLC
Its:	Member
By:	/s/ David Meyer Name: David Meyer Title: Managing Member
KNIGHTSPOINT PARTNERS LLC
By:	/s/ David Meyer Name: David Meyer Title: Managing Member

SCHEDULE 13D

CUSIP No. 125-902106	Page 40 of 42 Pages
RAMIUS SECURITIES, LLC
By:	Ramius Capital Group, LLC
Its:	Managing Member
By:	C4S & Co., LLC
Its:	Managing Member
By: /s/ Peter A. Cohen Name: Peter A. Cohen Title: Managing Member
RAMIUS CAPITAL GROUP, LLC
By:	C4S & Co., LLC
Its:	Managing Member
By: /s/ Peter A. Cohen Name: Peter A. Cohen Title: Managing Member
C4S & Co., LLC
By: /s/ Peter A. Cohen Name: Peter A. Cohen Title: Managing Member
RCG AMBROSE MASTER FUND, LTD.
By: /s/ Peter A. Cohen Name: Peter A. Cohen Title: Authorized Person
RAMIUS MASTER FUND, LTD.
By: /s/ Peter A. Cohen Name: Peter A. Cohen Title: Authorized Person

SCHEDULE 13D

CUSIP No. 125-902106	Page 41 of 42 Pages
/s/ Michael Koeneke Michael Koeneke
/s/ David Meyer David Meyer
/s/ Stuart Meyer Stuart Meyer
TELEVIDEO CONSULTANTS, INC.
By: /s/ Stuart Meyer Name: Stuart Meyer Title: President
/s/ Pimchand Manprasert Meyer Pimchand Manprasert Meyer
/s/ Eric Meyer Eric Meyer
/s/ Bert Chan Bert Chan
/s/ Scott Laughlin Scott Laughlin

SCHEDULE 13D

CUSIP No. 125-902106	Page 42 of 42 Pages
/s/ Peter A. Cohen Peter A. Cohen,
/s/ Morgan B. Stark Morgan B. Stark
/s/ Thomas W. Strauss Thomas W. Strauss
RAMIUS ADVISORS, LLC
By:	Ramius Capital Group, LLC
Its:	Managing Member
By:	C4S & Co., LLC
Its:	Managing Member
By: /s/ Peter A. Cohen Name: Peter A. Cohen Title: Managing Member

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Exhibit 3